UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

COVIDIEN LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33259	98-0518045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cherrywood Business Park

Block G, First Floor

Loughlinstown, Co.

Dublin, Ireland

(Address of Principal Executive Offices, including Zip Code)

(353) 439-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 7, 2009, Covidien Ltd. (the “Company”) entered into a definitive agreement to acquire VNUS Medical Technologies, Inc. (“VNUS”), a developer of medical devices for minimally invasive treatment of venous reflux disease, an underlying cause of varicose veins.

VNUS is a publicly-held company based in San Jose, CA. The Boards of Directors of both companies have unanimously approved the transaction, pursuant to which a wholly-owned subsidiary of the Company will pay $29 in cash per VNUS share for a total of approximately $440 million, net of cash acquired. The transaction, which will take the form of an all cash tender offer followed by a second-step merger, is subject to customary closing conditions, including receipt of certain regulatory approvals, and is expected to be completed by June 30, 2009.

Item 7.01	Regulation FD Disclosure

On May 8, 2009, the Company issued a press release announcing entry into a definitive agreement to acquire VNUS. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Important Additional Information Will Be Filed with the Securities and Exchange Commission (SEC)

This current report is neither an offer to purchase nor a solicitation of an offer to sell shares of VNUS. Covidien Delaware Corp. (the “Merger Sub”), an indirect, wholly-owned subsidiary of the Company, has not commenced the tender offer for the shares of VNUS stock described in this current report.

Upon commencement of the tender offer, the Merger Sub will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, VNUS will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9. These documents will contain important information about the Company, the Merger Sub, VNUS, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the tender offer statement, the tender offer solicitation/recommendation statement and other documents filed with the SEC by the Merger Sub and VNUS through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by contacting: Covidien, Investor Relations, 508-452-4650, investor.relations@covidien.com, or VNUS Medical Technologies, Investor Relations, 408-360-7499 Extension 7446, ir@vnus.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.

By:	/s/ John H. Masterson
John H. Masterson,
Senior Vice President and General Counsel

Date: May 8, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Name
99.1	Press Release dated May 8, 2009